UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2011
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)
12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 20, 2011, American Campus Communities, Inc., as Parent Guarantor (the “Company”), entered into a Third Amended and Restated Credit Agreement (the “Agreement”) with American Campus Communities Operating Partnership LP, the Company’s operating partnership, as Borrower; certain other subsidiaries of the Company listed on the signature pages thereto, as Subsidiary Guarantors; the lenders listed on the signature pages thereto, as Initial Lenders; KeyBank National Association, as the initial issuer of letters of credit, Administrative Agent and Swingline Bank; KeyBanc Capital Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers; JPMorgan Chase Bank, N.A., as Syndication Agent; and Bank of America, N.A., U.S. Bank National Association and Compass Bank, as Co-Documentation Agents. Pursuant to the Agreement, the Company’s $225 million senior secured revolving credit facility was increased in size to a $450 million senior unsecured facility, which may be expanded by up to an additional $150 million upon the satisfaction of certain conditions. In addition, the maturity date of the amended facility was extended to May 20, 2014, and can be extended for an additional 12 months to May 20, 2015 subject to the satisfaction of certain conditions. The Agreement also provides for a $200 million senior unsecured term loan with maturity date of May 20, 2015, which may be extended at the Company’s option to May 20, 2016 subject to the satisfaction of certain conditions.
     Each loan bears interest at a variable rate, at the Company’s option, based upon a base rate or one-, two-, three- or six-month LIBOR, plus, in each case, a spread based upon the Company’s total leverage. At the time the Company obtains an investment grade rating from either Moody’s Investor Services, Inc. or Standard & Poor’s Rating Group, the spread will be based upon such rating.
     The Company and the Subsidiary Guarantors have agreed to guarantee the Borrower’s obligations under Agreement.
     The Company intends to use the loan proceeds, among other things, to repay its existing $100 million senior secured term loan, to repay $100 million of secured construction debt, for the acquisition and/or development of properties, to make capital expenditures, for working capital purposes and for other general corporate purposes.
     The description herein of the Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Agreement filed as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
     The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
     The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title

99.1
Form of Third Amended and Restated Credit Agreement dated as of May 20, 2011 among American Campus Communities Operating Partnership LP, as Borrower, American Campus Communities, Inc., as Parent Guarantor, the other entities listed on the signature pages thereof as Guarantors, the banks, financial institutions and other institutional lenders listed on the signature pages thereof as Initial Lenders, KeyBank National Association, as the initial issuer of Letters of Credit, Swing Line Bank and Administrative Agent, KeyBanc Capital Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers, JPMorgan Chase Bank, N.A. as Syndication Agent, and Bank of America, N.A., U.S. Bank National Association and Compass Bank, as Co-Documentation Agents.